Exhibit 99.1

Pike Shareholders to Receive Cash of $12.00 Per Share in Transaction Led by Court Square Capital Partners

MOUNT AIRY, N.C., August 4, 2014 – Pike Corporation (NYSE: PIKE), one of the nation’s largest specialty construction and engineering firms serving the electric power industry, announced today that it has signed a definitive merger agreement under which investment firm Court Square Capital Partners in partnership with J. Eric Pike, the Company’s Chairman and Chief Executive Officer, will acquire the Company in a transaction in which each of the Company’s shareholders will receive $12.00 in cash, without interest and less any applicable withholding taxes, for each share of the Company’s common stock they hold. The price represents a premium of approximately 50.8 percent over the Company’s closing price on August 1, 2014, and a premium of approximately 39.6 percent over the 30-day volume-weighted average closing prices leading up to that date.

The Board of Directors of the Company, acting on the unanimous recommendation of a Special Committee comprised entirely of independent and disinterested directors, adopted the merger agreement and resolved to submit it to the Company’s shareholders for their approval. The transaction is expected to be completed in the second quarter of the Company’s 2015 fiscal year, or the fourth quarter of calendar year 2014, subject to receipt of approval from the Company’s shareholders and regulatory approvals, and satisfaction of other customary closing conditions.

The merger agreement provides for a 30-day “go-shop” period, during which the Special Committee – with the assistance of its independent financial advisor BofA Merrill Lynch – will actively solicit, and to the extent received, evaluate and potentially enter into negotiations with parties that offer alternative proposals to acquire the Company.

James L. Turner, Chairman of the Special Committee and lead independent director of the Company’s Board of Directors, said: “The Special Committee and its advisors conducted a disciplined and independent process intended to ensure the best outcome for shareholders. We are very pleased with this transaction and believe that it maximizes shareholder value.”

Mr. Pike said: “I believe this transaction will open an exciting new chapter for the Company, our employees and customers. We can deliver immediate value to shareholders, while we continue the integration of our acquired companies and our national service line expansion.

“The Company has made solid progress executing our diversified service strategy, but I recognize that it will still take more time, investment and patience. For these reasons, I believe our efforts will be better supported by partnering with Court Square and operating in a private environment. I am committed to this journey and plan to make a significant investment in this transaction with Court Square, an experienced and well respected investor with an outstanding reputation. We are committed to delivering an unmatched customer experience and excited to pursue the path ahead.”

Mr. Pike will continue to lead the Company as Chairman and Chief Executive Officer and will maintain a significant equity investment in the Company by contributing most of his equity in the Company to the new company in connection with the transaction. The Company will continue to be headquartered in Mount Airy, North Carolina.

The transaction will be financed through cash funded by an investment fund affiliated with Court Square, equity contributed by Mr. Pike and his affiliates, debt financing that has been committed by J.P. Morgan Securities LLC, KeyBank National Association and SunTrust Bank, and cash on hand. There is no financing condition to the closing of the merger.

For further information regarding all terms and conditions contained in the definitive merger agreement, please see the Company’s Current Report on Form 8-K, which will be filed in connection with this transaction.

BofA Merrill Lynch is acting as exclusive financial advisor to the Special Committee of the Board of Directors of Pike Corporation. McGuireWoods LLP is acting as independent legal advisor to the Special Committee. Moore & Van Allen PLLC is acting as legal advisor to Pike Corporation and its Board of Directors. Stephens, Inc. is acting as financial advisor to Court Square, and Dechert LLP is acting as legal advisor to Court Square. Mr. Pike is advised by separate counsel.

About Pike

Pike Corporation, formerly known as Pike Electric Corporation, is one of the nation’s largest specialty construction and engineering firms serving over 300 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of electric and communication infrastructure. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

About Court Square

Court Square is one of the most experienced teams in the private equity industry. Since 1979, the team has made over 200 investments, including several landmark transactions, and has developed numerous businesses into leaders in their respective markets. Based in New York, NY, Court Square invests in companies that have compelling growth potential. The firm manages over $6 billion in aggregate capital commitments while focusing on the following four sectors: business services, general industrial, healthcare and technology/telecommunications. For more information on Court Square, please visit www.courtsquare.com.

Contact Information

Investor Relations Contact:

Frank Milano

(336) 719-4622

IR@pike.com

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Court Square and Mr. Pike and their respective affiliates. In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from the Company’s website at http://www.pike.com or by directing a request to: Pike Corporation, 100 Pike Way, PO Box 868, Mount Airy, North Carolina 27030, Attn: Investor Relations, (336) 719-4622.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, which may be different than those of the Company’s shareholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Shareholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s definitive proxy statement for its most recent annual meeting of shareholders, which was filed with the SEC on September 17, 2013, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date.

Forward-Looking Statements

Any statements in this press release about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company’s actual results to differ materially from the results the Company anticipates include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended June 30, 2013, which was filed with the SEC on September 4, 2013, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.